EXHIBIT 10.18

Certain information has been excluded from this Exhibit 10.18 because it is both not material and is the type that the registrant treats as private or confidential.

REORGANIZATION AGREEMENT

THIS REORGANIZATION AGREEMENT (“Agreement”) is made and entered into as of November 19, 2020 (the “Execution Date”), by and among Enhanced Capital Group, LLC, a Delaware limited liability company (“ECG”), Enhanced Tax Credit Finance, LLC, a Delaware limited liability company (“ETCF”), Enhanced Capital Partners, LLC, a Delaware limited liability company (“ECP”), Enhanced Permanent Capital, LLC, a Delaware limited liability company (“Enhanced PC”), Enhanced Capital Holdings, Inc., a Delaware corporation (“ECH”), and solely for purposes of Section 3.1(c), Michael Korengold. Each of ECG, ETCF, ECP, Enhanced PC, and ECH are sometimes referred to herein individually as a “Party,” and collectively, as the “Parties.” Unless otherwise specified, capitalized terms used but not defined herein have the meanings ascribed to such terms in the SPA (as hereinafter defined).

R E C I T A L S

A. WHEREAS, concurrently with the execution of this Agreement, (i) P10 Intermediate Holdings LLC, a Delaware limited liability company (“P10”), ECG, ECP, the parties set forth on Schedule A thereto, and for certain limited purposes set forth therein, the parties set forth on Schedule B thereto, Stone Point Capital LLC, and P10 Holdings, Inc. (“Holdings”) entered into that certain Securities Purchase Agreement of even date herewith (the “SPA”); (ii) ECP and its members, Trident ECP Holdings, Inc. and ECH, entered into that certain Second Amended and Restated Limited Liability Company Agreement of Enhanced Capital Partners, LLC, to be effective as of the Reorganization Effective Time (the “ECP LLC Agreement”), attached hereto as Exhibit A; (iii) Enhanced PC, ECP, and ECG entered into that certain Amended and Restated Limited Liability Company Agreement of Enhanced Permanent Capital, LLC (the “Enhanced PC LLC Agreement”), to be effective as of the Reorganization Effective Time in accordance with the terms thereof, attached hereto as Exhibit C; and (iv) the sole stockholder of ECH executed a written consent of such sole stockholder replacing the board of directors of ECH, to be effective as of the Reorganization Effective Time, attached hereto as Exhibit E (the “ECH Consent”).

B. WHEREAS, this Agreement and the transactions contemplated hereby have been approved by both the board of managers of ECP and the board of managers of ECG; and

C. WHEREAS, the Parties desire to effect a reorganization of the corporate and capital structure of ECG and ECP to take effect immediately following the closing of the transactions contemplated by the SPA (as may be further specified in Section 6.11, the “Reorganization Effective Time”), pursuant to the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound hereby, agree as follows:

1. Contribution of ECG Permanent Capital Subsidiaries.

1.1 Effective as of the Reorganization Effective Time, (a) ETCF hereby contributes, conveys, assigns, transfers, sets over and delivers to Enhanced PC all of ETCF’s right, title and interest in and to the membership interests of each of the entities set forth on Schedule I to this Agreement (the “ECG Permanent Capital Subsidiaries,” and such contribution, conveyance, assignment, transfer, and delivery, the “ECG Permanent Capital Contribution”), and Enhanced PC hereby accepts the ECG Permanent Capital Contribution from ETCF; and (b) in exchange for the ECG Permanent Capital Contribution, Enhanced PC shall automatically issue to ETCF a number of “Class A Units” (as defined in the Enhanced PC LLC Agreement) of Enhanced PC as determined pursuant to the Enhanced PC LLC Agreement.

1.2 Immediately following the issuance of the “Class A Units” (as defined in the ECP LLC Agreement) to ETCF pursuant to Section 1.1 above, such units shall be automatically distributed by ETCF to ECG pursuant to and in accordance with Sections 5.10(c) and 5.11 of the Amended and Restated Limited Liability Company Agreement of Enhanced Tax Credit Finance, LLC.

2. Contribution of ECP Permanent Capital Subsidiaries. Effective as of the Reorganization Effective Time, (a) ECP hereby contributes, conveys, assigns, transfers, sets over and delivers to Enhanced PC all of ECP’s right, title and interest in and to the membership interests of each of the entities set forth on Schedule II to this Agreement (the “ECP Permanent Capital Subsidiaries,” and such contribution, conveyance, assignment, transfer, and delivery, the “ECP Permanent Capital Contribution”), and Enhanced PC hereby accepts the ECP Permanent Capital Contribution from ECP; and (b) in exchange for the ECP Permanent Capital Contribution, Enhanced PC shall automatically issue to ECP a number of “Class A Units” and of “Class B Units” (each as defined in the Enhanced PC LLC Agreement) of Enhanced PC as determined pursuant to the Enhanced PC LLC Agreement.

3. Intercompany Agreements.

3.1 Effective as of the Reorganization Effective Time: (a) ECP and ECH agree that certain Administrative Services Agreement, dated as of December 23, 2013, by and between ECP and ECH, shall be automatically terminated and of no further force and effect; (b) ECG and ECP agree that certain Administrative Services Agreement, dated as of December 23, 2013, by and between ECP and ECG, shall be automatically terminated and of no further force and effect; and (c) ECP and Michael Korengold agree that certain Letter Agreement dated December 23, 2013, by and between ECP and Michael Korengold, shall be automatically terminated and of no further force and effect (provided, however, that such termination shall not impair Michael Korengold’s right to indemnification in respect thereof for periods prior to the effective time of this Section 3.1) (clauses (a), (b), and (c) collectively, the “Administrative Services Agreements”).

3.2 Enhanced PC and ECG have entered into that certain Advisory Agreement, executed as of the date hereof but effective as of the Reorganization Effective Time in accordance with the terms thereof, attached hereto as Exhibit B.

3.3 ECH and ECG have entered into that certain Administrative Services Agreement, executed as of the date hereof but effective as of the Reorganization Effective Time in accordance with the terms thereof, attached hereto as Exhibit D.

4. Board Resignations and Releases.

4.1 ECP. On the date hereof, ECP has received a letter of resignation from each member of the board of managers of ECP, voluntarily and irrevocably resigning effective upon closing of the transactions contemplated by the SPA, from any and all positions that such member of the board of managers of ECP holds as director, manager, committee member or representative, or officer (except, in each case, with respect to any committee member, representative, or officer positions held by Michael Korengold), as applicable, of ECP or any of its Subsidiaries.

4.2 ECG. On the date hereof, ECG has received a letter of resignation from each member of the board of managers of ECG, voluntarily and irrevocably resigning effective upon closing of the transactions contemplated by the SPA, from any and all positions that such member of the board of managers of ECG holds as director, manager, committee member or representative, or officer (except, in each case, with respect to any committee member, representative, or officer positions held by Michael Korengold), as applicable, of ECG or any of its Subsidiaries.

5. Representations and Warranties.

5.1 Representations and Warranties of the Parties. Each Party hereby severally represents and warrants to the other Parties, as of the Reorganization Effective Time, as follows:

a)	if such Party is an entity, such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

b)

if such Party is an entity, such Party has full corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement and each of the agreements attached hereto to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Party is an entity, the execution, delivery and performance by such Party of this Agreement and each of the each of the agreements attached hereto to which it is a party, and the consummation by such Party of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate or limited liability company (as applicable) action;

c)

this Agreement has been, and each of the agreements attached hereto to which such Party is a party have been, duly executed and delivered by such Party and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and each of the agreements attached hereto to which such Party is a party constitute, the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with their respective terms;

d)

the execution, delivery and performance by such Party of this Agreement, and each of the agreements attached hereto to which such Party is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of such Party, (ii) conflict with or violate any law applicable to such Party or by which any property or asset of such Party is bound or affected, or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any person or entity pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any person or entity or otherwise adversely affect any rights of such Party under, or result in the creation of any encumbrance on any property, asset or right of such Party pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other contract to which such Party is a party or by which such Party or any of its properties, assets or rights are bound or affected; and

e)

such Party is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any governmental entity or authority in connection with the execution, delivery and performance by such Party of this Agreement and each of the agreements attached hereto to which such Party is a party or the consummation of the transactions contemplated hereby or thereby, except for such filings as may be required by any applicable federal or state securities or “blue sky” laws.

5.2 Representations and Warranties of Enhanced PC. Enhanced PC hereby represents and warrants to ECG and ETCF, as of the Reorganization Effective Time, that the Class A Units and Class B Units of Enhanced PC, when issued and delivered in accordance with the terms of this Agreement, will be newly issued, duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Encumbrances (other than those arising under securities Laws or any credit facility of P10), and will not be issued in violation of any preemptive right, purchase option, call option, right of first refusal or similar options or rights or in violation of the Securities Act and any applicable state securities Laws.

6. Miscellaneous.

6.1 Waivers. As of the effective time of this Agreement in accordance with Section 6.10, each of the parties hereto hereby approves the transactions set forth in this Agreement and each of the agreements attached hereto, and waives any transfer restrictions, pre-emptive rights, co-sale rights and similar restrictions and rights that such Person may have under any operating agreement or other agreement relating to the transactions contemplated hereby (including the Administrative Services Agreements) and in each of the agreements attached hereto.

6.2 Amendment. Neither this Agreement, nor any of this Agreement’s terms or conditions, may be waived, amended or modified, except by means of a written instrument duly executed by each of the Parties.

6.3 Entire Agreement. This Agreement, the SPA and the other Ancillary Agreements constitute the entire agreement between the parties hereto, superseding and extinguishing all prior agreements, understandings, representations and warranties relating to the subject matter hereof.

6.4 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

6.5 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party hereto, without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective successors and permitted assigns.

6.6 Further Assurances. Each Party hereto shall execute and deliver such instruments and take such other actions as may be reasonably requested in order to carry out the intent of this Agreement or to better evidence or effectuate the transactions contemplated herein.

6.7 SPA Provisions. The following provisions from the SPA shall apply mutatis mutandis to this Agreement (and are hereby incorporated herein): Sections 11.3 (Waiver), 11.5 (Interpretation), 11.8 (Governing Law), 11.13 (Severability), 11.15 (Counterparts), 11.16 (Facsimile of .pdf Signature), 11.17 (Time of Essence), and 11.18 (No Presumption Against Drafting Party).

6.8 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Section 6.9 (which shall survive the Reorganization Effective Time), (a) the representations and warranties of the Parties hereto contained in this Agreement and in any certificates, instruments or other documents delivered pursuant hereto shall terminate and be of no further force or effect at the Reorganization Effective Time (and no Party shall have liability thereunder at or after the Reorganization Effective Time), and (b) the covenants and agreements of the Parties hereto contained in this Agreement that by their terms are to be performed prior to the Reorganization Effective Time shall terminate and be of no further force or effect at the Reorganization Effective Time (and no Party shall have liability thereunder at or after the Reorganization Effective Time).

6.9 Non-Recourse. All claims or causes of action (whether in contract or in tort, in Law or in equity) that may be based upon, arise out of or relate to this Agreement or the other transactions contemplated hereby, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any representation or warranty made in or in connection with this Agreement or any certificate, instrument or other document delivered in connection herewith or as an inducement to enter into this Agreement or any such other certificate, instrument or other document delivered in connection herewith, may be made only following the effectiveness of this Agreement and then against the entities that are expressly identified as Parties hereto and thereto. No Person who is not a named party to this Agreement or any such other certificate, instrument or other document delivered in connection herewith, including any past, present or future director, officer, employee, incorporator, member, partner, stockholder, equityholder, Affiliate, agent, attorney or representative of any named party to this Agreement or any such other certificate, instrument or other document delivered in connection herewith nor the Seller Representative (collectively, “Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations or liabilities arising under, in connection with or related to this Agreement or any such other certificate, instrument or other document delivered in connection herewith (as the case may be) or for any claim based on, in respect of, or by reason of this Agreement or any such other certificate, instrument or other document delivered in connection herewith (as the case may be) or the negotiation or execution hereof or thereof; and each Party hereto waives and releases all such liabilities, claims and obligations against any such Non-Party Affiliates. Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement.

6.10 Effectiveness of this Agreement. If the Reorganization Effective Time does not occur (i.e., the transactions contemplated by the SPA do not actually close), this Agreement will be null and void and will have no further force or effect.

6.11 Reorganization Effective Time. Notwithstanding anything herein to the contrary, the following document, actions, and items shall, to the extent specified herein as occurring or taking effect as of the Reorganization Effective Time, be deemed to occur or take effect in the following order: (1) the ECH Consent; (2) the ECP LLC Agreement and the Enhanced PC LLC Agreement; (3) the documents, actions, and items set forth in Section 1, Section 2, and Section 3 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Execution Date by their respective officers thereunto duly authorized.

ENHANCED CAPITAL GROUP, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Chief Executive Officer

ENHANCED TAX CREDIT FINANCE, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Authorized Representative

ENHANCED CAPITAL PARTNERS, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Chief Executive Officer

ENHANCED PERMANENT CAPITAL, LLC

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Chief Executive Officer

SIGNATURE PAGE TO REORGANIZATION AGREEMENT

ENHANCED CAPITAL HOLDINGS, INC.

By:	/s/ Michael Korengold
Name: Michael Korengold
Title: Chief Executive Officer

SIGNATURE PAGE TO REORGANIZATION AGREEMENT

MICHAEL KORENGOLD, solely for purposes of Section 3.1(c)

By:	/s/ Michael Korengold
Name: Michael Korengold

SIGNATURE PAGE TO REORGANIZATION AGREEMENT

SCHEDULE I

ECG Permanent Capital Subsidiaries

1.	Enhanced Utah Rural Investor, LLC
2.	Enhanced Utah Note Issuer, LLC
3.	Enhanced Capital Georgia Rural Investor, LLC
4.	Enhanced Capital Rural Manager, LLC
5.	Enhanced Capital Ohio Rural Investor, LLC
6.	Enhanced Capital Ohio Rural Fund, LLC
7.	EC Utah Rural Investor, LLC
8.	EC Utah Rural Fund, LLC
9.	Enhanced Capital Georgia Rural Holding, LLC
10.	Enhanced Capital Georgia Rural Manager, LLC
11.	Enhanced Capital Georgia Rural Note Issuer, LLC
12.	Enhanced Capital Georgia Rural Fund, LLC

Schedule I

SCHEDULE II

ECP Permanent Capital Subsidiaries

1. Enhanced Alabama Holding, LLC

2. Enhanced Alabama Issuer, LLC

3. Enhanced Alabama Manager, LLC

4. Enhanced Capital Alabama Fund II, LLC

5. Enhanced Colorado Holding, LLC

6. Enhanced Colorado Issuer, LLC

7. Enhanced District Holding, LLC

8. Enhanced Capital District Fund, LLC

9. Enhanced District Manager, LLC

10. Enhanced Capital Texas Holding, LLC

11. Enhanced Capital Texas Manager GP, LLC

12. Enhanced Capital Texas Manager, LP

13. Enhanced Capital Texas Fund GP, LLC

14. Enhanced Capital Texas Fund, LP

15. Enhanced Capital Texas Fund II, LLC

16. Enhanced Tennessee Holding, LLC

17. Council & Enhanced Tennessee Fund, LLC

18. Council & Enhanced Tennessee Manager, LLC

19. Enhanced Louisiana Holding, LLC

20. Enhanced Louisiana Issuer, LLC

21. Enhanced Capital Management Fund, LLC

22. Enhanced Louisiana Management Corporation

23. Enhanced LA Manager II, LLC

24. Enhanced LA Capital II, LLC

25. Enhanced LA Capital III, LLC

26. Enhanced NY Holding, LLC

27. Enhanced NY Issuer, LLC

28. Enhanced NY Management. Corp

29. Enhanced Capital New York Manager II, LLC

30. Enhanced Capital New York Fund III, LLC

31. Enhanced Capital New York Fund II, LLC

32. Enhanced Capital Wyoming Holdings, LLC

33. Enhanced Capital Wyoming Fund, LLC

34. Enhanced Capital Wyoming Manager, LLC

35. Enhanced Capital Mississippi Owner, LLC

36. Enhanced Capital Mississippi Manager, LLC

37. Enhanced Capital Mississippi Holding, LLC

38. Enhanced Capital Mississippi Fund, LLC

39. Enhanced Capital Mississippi Holding II, LLC

40. Enhanced Capital Mississippi Manager II, LLC

41. Enhanced Capital Mississippi Fund II, LLC

Schedule II – Page 1

42. Enhanced Connecticut Holding, LLC

43. Enhanced Capital Connecticut Manager, LLC

44. Enhanced Capital Connecticut Fund I, LLC

45. Enhanced Connecticut Holding II, LLC

46. Enhanced Capital Connecticut Fund II, LLC

47. Enhanced Connecticut Holding III, LLC

48. Enhanced Capital Connecticut Fund III, LLC

49. Enhanced Capital Connecticut Manager III, LLC

50. Enhanced Connecticut Holding IV, LLC

51. Enhanced Capital Connecticut Fund IV, LLC

52. Enhanced Capital Connecticut Manager IV, LLC

53. Enhanced Connecticut Holding V, LLC

54. Enhanced Capital Connecticut Fund V, LLC

55. Enhanced Capital Connecticut Manager V, LLC

56. Enhanced Capital Maine GNP, LLC

57. Enhanced Capital Maine NMTC Investment Fund, LLC

58. Enhanced Capital GNP Funding Company, LLC

Schedule II – Page 2

EXHIBIT A

ECP LLC Agreement

Exhibit A

EXHIBIT B

Advisory Agreement

Exhibit B

EXHIBIT C

Enhanced PC LLC Agreement

Exhibit C

EXHIBIT D

Administrative Services Agreement

Exhibit D

EXHIBIT E

ECH Consent

Exhibit E